EXHIBIT 99.1

CDW Reports Preliminary First Quarter 2023 Results and Updates 2023 US IT Industry Outlook
Announces First Quarter 2023 Conference Call on May 3

LINCOLNSHIRE, Ill. – April 18, 2023 – CDW Corporation (Nasdaq: CDW), a leading multi-brand provider of information technology solutions to business, government, education and healthcare customers in the United States, the United Kingdom and Canada, today reported preliminary results for the first quarter ended on March 31, 2023 and updated its US IT industry outlook.
"The first quarter was marked by a period of intensifying economic uncertainty that led our customers to spend more cautiously and prioritize mission critical initiatives," said Christine A. Leahy, chair, president and chief executive officer, CDW. "This demand contraction resulted in first-quarter performance below our expectations. Volume declines were most acute with our largest commercial customers and across transactional products. Solutions were more resilient, but performance also came in below our expectations. While these results were disappointing, the team executed well in a rapidly changing environment."
"Given first-quarter market performance and near-term conditions, we currently expect the US IT market to decline at a high single-digit rate in 2023, recognizing that a number of wildcards may impact this view as the year progresses. Despite these market conditions, we continue to target net sales outperformance of approximately 200 to 300 basis points in constant currency. Our level of engagement and collaboration with our customers is stronger than ever, and we remain confident in the integrity of our strategy, the diversity of our business model, and the ability of our team to execute and take share," concluded Ms. Leahy.
"First quarter Net sales were approximately $5.1 billion. A greater mix of high-value solutions and services contributed to strong first quarter gross margin but the magnitude of the shift to more cautious buying was significant, and this resulted in first-quarter non-GAAP operating income margin at the low end of our full-year range," said Albert J. Miralles, chief financial officer, CDW. “In recognition of the heightened level of customer caution and reduced IT spend, efforts will continue to align our fixed cost base with the level of anticipated demand. We now look for full-year 2023 non-GAAP earnings per share on a diluted basis to be modestly below full-year 2022."
"Disciplined working capital management resulted in strong first-quarter cash flow performance, providing strategic flexibility and enabling the return of approximately $280 million of cash to shareholders through dividends and share repurchases. We remain focused on our commitment to driving strong profitability, cash flows and returns to shareholders," added Mr. Miralles.
Conference Call Information
Further detail on first quarter performance and outlook will be provided during the company’s earnings conference call on Wednesday, May 3, 2023, at 7:30 a.m. CT/8:30 a.m. ET. A live webcast (audio with slides) of the conference call will be accessible at investor.CDW.com. The press release and presentation slides will be posted on this website prior to the call. Please visit the website at least fifteen minutes prior to the call to register and to download and install any necessary software. A taped replay of the webcast will be available on the website shortly after the call. For more information about the webcast, please visit investor.CDW.com or email investorrelations@cdw.com

Forward-Looking Statements
This release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding CDW’s preliminary and future financial results. These statements relate to analyses and other information, which are based on forecasts of future results or events and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. We claim the protection of The Private Securities Litigation Reform Act of 1995 for all forward-looking statements in this release.
These forward-looking statements are identified by the use of terms and phrases such as "anticipate," "assume," "believe," "estimate," "expect," "goal," "intend," "plan," "potential," "predict," "project," "target" and similar terms and phrases or future or conditional verbs such as "could," "may," "should," "will," and "would." However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions and other expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those that we expected.
Important factors that could cause actual results or events to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled "Risk Factors" and "Trends and Key Factors Affecting our Financial Performance" included in our Annual Report on Form 10-K for the year ended December 31, 2022, and our other US Securities and Exchange Commission ("SEC") filings and public communications. These factors include, among others, inflationary pressures; level of interest rates; CDW's relationships with vendor partners and terms of their agreements; the COVID-19 pandemic, including resurgences and the emergence of new variants, and actions taken in response thereto and the associated impact on our business, results of operations, cash flows, financial condition and liquidity; continued innovations in hardware, software and services by CDW's vendor partners; substantial competition that could reduce CDW's market share; the continuing development, maintenance and operation of CDW's information technology systems; potential breaches of data security and failure to protect our information technology systems from cybersecurity threats; potential failures to provide high-quality services to CDW's customers; potential losses of any key personnel, significant increases in labor costs or ineffective workforce management; potential adverse occurrences at one of CDW's primary facilities or third-party data centers, including as a result of climate change; increases in the cost of commercial delivery services or disruptions of those services; CDW's exposure to accounts receivable and inventory risks; the potential failure to achieve the anticipated benefits of the acquisition of Sirius in the expected timeframe or at all; future acquisitions or alliances; fluctuations in CDW's operating results; fluctuations in foreign currency; global and regional economic and political conditions, including impacts of the ongoing military conflict between Russia and Ukraine and related sanctions against Russia; potential interruptions of the flow of products from suppliers; decreases in spending on technology products and services; potential failures to comply with Public segment contracts or applicable laws and regulations; current and future legal proceedings, investigations and audits, including intellectual property infringement claims; changes in laws, including regulations or interpretations thereof, or the potential failure to meet stakeholder expectations on environmental sustainability and corporate responsibility matters; CDW's level of indebtedness; restrictions imposed by agreements relating to CDW's indebtedness on its operations and liquidity; failure to maintain the ratings assigned to CDW’s debt securities by rating agencies; changes in, or the discontinuation of, CDW's share repurchase program or dividend payments; and other risk factors or uncertainties identified from time to time in CDW's filings with the SEC. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by those cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not reflect all of the factors that could cause actual results or events to differ from our expectations. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Non-GAAP Financial Information
Non-GAAP operating income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and related payroll taxes, and acquisition and integration expenses. Non-GAAP operating income margin is defined as Non-GAAP operating income as a percentage of Net sales. Non-GAAP net income excludes, among other things, charges related to acquisition-related intangible asset amortization, equity-based compensation, acquisition and integration expenses, and the associated tax effects of each. Net sales growth on a constant currency basis is defined as Net sales growth excluding the impact of foreign currency translation on Net sales compared to the prior period.
Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share and Net sales growth on a constant currency basis are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial condition that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with US GAAP.
CDW believes Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share and Net sales growth on a constant currency basis provide analysts, investors and management with helpful information regarding the underlying operating performance of CDW's business, as they remove the impact of items that management believes are not reflective of underlying operating performance. CDW uses these measures to evaluate period-over-period performance as management believes they provide a more comparable measure of the underlying business. Certain non-GAAP financial measures are also used to determine certain components of performance-based compensation.
CDW's annual targets, including non-GAAP earnings per share on a diluted basis, are provided on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled, such as currency impacts or interest rates, or reliably predicted because they are not part of CDW's routine activities, such as refinancing activities or acquisition and integration expenses.
Non-GAAP measures used by CDW may differ from similar measures used by other companies, even when similar terms are used to identify such measures.
About CDW
CDW Corporation (Nasdaq: CDW) is a leading multi-brand provider of information technology solutions to business, government, education and healthcare customers in the United States, the United Kingdom and Canada. A Fortune 500 company and member of the S&P 500 Index, CDW was founded in 1984 and employs approximately 15,100 coworkers. For the twelve months ended December 31, 2022, CDW generated Net sales of approximately $24 billion. For more information about CDW, please visit www.CDW.com.

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